                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                      SPECIALTY EQUIPMENT COMPANIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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




                       SPECIALTY EQUIPMENT COMPANIES, INC.
                       1245 CORPORATE BOULEVARD, SUITE 401
                             AURORA, ILLINOIS 60504

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 25, 2000

TO THE STOCKHOLDERS OF
         SPECIALTY EQUIPMENT COMPANIES, INC.

         Notice is hereby given that the Annual Meeting of Stockholders of Specialty Equipment Companies, Inc., a Delaware corporation (the "Company"), will be held at the Company's Corporate Offices located at 1245 Corporate Blvd., Suite 401, Aurora, Illinois on Thursday, May 25, 2000 at 10:00 a.m., Chicago time, for the following purposes:

      1. To consider and vote on the election of three members of the Company's Board of Directors.

      2. To consider and vote on the adoption of the 2000 Non-Employee Director Stock Option Plan.

      3. To consider and act upon such other matters as may properly come before the meeting.

         Stockholders of record at the close of business on March 31, 2000 are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. For the ten days prior to the annual meeting, a complete list of the stockholders entitled to vote at the Annual Meeting shall be open to any stockholder, for any purpose germane to the meeting, during normal business hours at the offices of LaSalle National Bank, 135 South LaSalle Street, Chicago, Illinois 60674-9910.

         A copy of the Annual Report and Form 10-K of the Company for the fiscal year ended January 31, 2000 is enclosed herewith.

         You are requested to sign, date and return the accompanying proxy in the enclosed envelope, whether or not you expect to attend the meeting in person.

                                           By order of the Board of Directors,


                                           /s/ DONALD K. MC KAY
                                           -----------------------------------
                                           Donald K. McKay, Secretary
Aurora, Illinois
April 24, 2000



         YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE REQUEST THAT YOU MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

                       SPECIALTY EQUIPMENT COMPANIES, INC.
                       1245 CORPORATE BOULEVARD, SUITE 401
                             AURORA, ILLINOIS 60504

                                 PROXY STATEMENT

                             SOLICITATION OF PROXIES

         This proxy statement (the "Proxy Statement") is furnished to stockholders of Specialty Equipment Companies, Inc. (the "Company") in connection with a solicitation by the Board of Directors of the Company (the "Board of Directors") of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held May 25, 2000 and any adjournments or postponements thereof for the purposes set forth in the accompanying notice. Any stockholder giving a proxy has the power to revoke it at any time prior to the exercise thereof by executing and delivering to the Secretary of the Company at the above address a subsequent proxy or a written notice of revocation of the proxy, or by attending the Annual Meeting and voting in person. In the absence of any contrary written direction in the proxy, each proxy will be voted for the election of the nominees for directors named in this proxy statement and in the proxy, and, in the best judgment of the persons named in the proxy as representatives, upon any other matters which may properly come before the Annual Meeting. The Company's Annual Report for its fiscal year ended January 31, 2000, including financial statements, and this Proxy Statement and the attached form of proxy are first being mailed to stockholders on or about April 24, 2000.

         Each stockholder of record at the close of business on March 31, 2000, the record date stated in the notice of the meeting ("Record Date"), is entitled to vote at the meeting and at any adjournments or postponements thereof. On the Record Date, there were outstanding 19,246,334 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), each entitled to one non-cumulative vote. No other shares of the Company entitled to vote at the Annual Meeting were outstanding.

         With regard to the election of directors, votes may be cast in favor of or withheld from one or more of the nominees; votes that are withheld will be excluded entirely from the vote and will have no effect.

         Proxies will be solicited by mail and may also be solicited by personal interview, telephone, telecopy and telegram. Solicitation will be made on a part-time basis by directors and officers of the Company and by other regular employees, who will receive no compensation therefor other than their regular salary. The Company will arrange for brokerage houses, nominees and other custodians holding Common Stock of the Company of record to forward proxy soliciting material to the beneficial owners of such shares, and will reimburse such record owners for the reasonable out-of-pocket expenses incurred by them. The cost of the solicitation of proxies will be borne by the Company.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

         Any proposal of a stockholder intended to be presented at the Company's Annual Meeting of Stockholders in 2001 must be received by the Secretary of the Company at the above address by December 6, 2000, for inclusion in the Company's proxy, notice of meeting and proxy statement relating to that meeting.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

         The following table (the "Security Holdings Table") sets forth information as of March 31, 2000 to the Company's knowledge based upon (a) reports filed with the Securities and Exchange Commission (the "Commission") on or before such date pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and/or Rule 13D promulgated by the Commission pursuant to the Exchange Act and (b) certain other information known to the Company, (i) with respect to persons or groups who are believed by the Company to be beneficial owners of more than five percent of the outstanding Common Stock and (ii) with respect to beneficial ownership of the Company's directors and the nominees to the Board of Directors who own such Stock, and each of the executive officers named in the Cash Compensation Table below. Beneficial ownership is defined, for this purpose, as the sole or shared power to vote, or to direct the disposition of, the Common Stock. Unless otherwise noted, the persons named in the following table have sole voting and investment power with respect to all shares shown as beneficially owned by them.


                                                                           AMOUNT OF
                                                                           BENEFICIAL                  PERCENT
                    NAME OF BENEFICIAL OWNER                                OWNERSHIP             OF CLASS (1)
                    ------------------------                          ---------------             ------------
Malcolm I. Glazer (2)                                                       7,736,569                    40.2%
Ariel Capital Management, Inc. (2)(3)                                       5,471,990                    28.4%
Daniel B. Greenwood                                                           100,193                      (6)
William E. Dotterweich (4)                                                    100,000                      (6)
Donald K. McKay (4)                                                           264,661                     1.4%
Jeffrey P. Rhodenbaugh (4)(5)                                                 281,856                     1.5%
Richard A. Kent                                                               175,241                      (6)
William W. Robertson                                                              ---                      (6)
Barry L. MacLean                                                               20,241                      (6)
Kevin E. Glazer (7)                                                            16,606                      (6)
Charles E. Hutchinson                                                          15,241                      (6)
Avram A. Glazer (7)                                                            15,000                      (6)
All directors and executive officers as a group (10 people)(4)              8,725,608                    44.2%



 (1) For purposes of calculating the percent of class, the Company has used the number of shares of its Common Stock outstanding as of the date specified above, 19,246,334, adjusted in the cases of Messrs. McKay, Rhodenbaugh and Dotterweich, as set forth in footnote 4 of this table.

(2) The addresses of the persons shown on the foregoing table who are believed by the Company to be beneficial owners of more than 5% of the Company's Common Stock are as follows: Malcolm I. Glazer, 1482 South Ocean Boulevard, Palm Beach, Florida, 33480; and Ariel Capital Management, Inc. ("Ariel"), 307 North Michigan Avenue, Suite 500, Chicago, Illinois, 60601.

(3) Ariel holds its respective shares solely as a result of its position as investment adviser for its clients. Ariel disclaims beneficial ownership of such shares of Common Stock. Ariel has sole dispositive power and sole voting power with respect to all such shares. Mr. John
         W. Rogers, president and principal shareholder of Ariel, may be deemed to have beneficial ownership of the shares beneficially owned by Ariel, but disclaims such ownership.

(4) The amounts and percentages include those reflected in column (b).



                   (a)                          (b)
                                         Shares Issuable on
                                        Exercise of Options
                                               Under
                   Name                    Employee Plan
                   ----                    -------------
   Jeffrey P. Rhodenbaugh                       200,000
   William E. Dotterweich                       100,000
   Donald K. McKay                              200,000
   All directors and                            500,000
   executive officers as a
   group (10 people)


(5) Includes an aggregate of 1,600 shares and 8,209 options held in trust for the benefit of Mr. Rhodenbaugh's children as to which he may be deemed to have shared voting and investment power.

(6)      Less than one percent.

(7)      Avram A. Glazer and Kevin E. Glazer are sons of Malcolm I. Glazer.

         Section 16(a) of the Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Company's outstanding Common Stock, to file reports of ownership and changes in ownership of such securities with the Commission. Officers, directors and greater than ten-percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to the Company, and written representations from certain reporting persons that no other reports were required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and ten-percent holders during or with respect to the Company's fiscal year ended January 31, 2000 were met.

1.  ELECTION OF DIRECTORS

         Three members of the Board of Directors will be elected to the class of the Board of Directors whose term expires at the annual meeting of stockholders in the Company's fiscal year ending January 31, 2004.

         The shares represented by proxies received by the Board of Directors will be voted, in the absence of any contrary direction therein, for the election of the nominees hereinafter listed and described. The Board of Directors believes that the persons named will be available, but if any nominee becomes unwilling or unable to serve as a director, the proxies will be voted for another individual to be selected by the Board of Directors. The affirmative vote of a plurality of the shares of the Company's Common Stock represented at the Annual Meeting is required for the election of directors.

         Malcolm I. Glazer, Jeffrey P. Rhodenbaugh and Barry L. MacLean are nominated, and upon election will hold office for three year terms, expiring at the annual meeting of stockholders in the Company's fiscal year ending January 31, 2004, and until their successors are chosen and have qualified.

         Certain other information (as of the date of this proxy statement) concerning the above-mentioned nominees and the current directors who will continue to serve on the Board of Directors after the Annual Meeting is set forth below.



Board Members and Nominees                             Age
----------------------------------------------------------
Daniel B. Greenwood (member)                           80
William E. Dotterweich (member)                        64
Kevin E. Glazer (member)                               38
Jeffrey P. Rhodenbaugh (member and nominee)            46
Malcolm I. Glazer (member and nominee)                 71
Avram A. Glazer (member)                               39
Charles E. Hutchinson, Ph.D. (member)                  64
Richard A. Kent (member)                               54
Barry L. MacLean (member and nominee)                  61


         Mr. Rhodenbaugh, a member and nominee to the Board of Directors, has been President and Chief Operating Officer of the Company since September 1996. Mr. Rhodenbaugh became Chief Executive officer of the Company after Mr. Dotterweich's retirement on May 1, 1997. He was President of Beverage-Air from March 1996 to September 1996. From April 1993 to March 1996 he served as Executive Vice President of Beverage-Air. He also served as Vice President of Marketing of the Company from January 1991 to September 1996. He served as President of Wells from January 1990 to January 1991 and as Wells' Vice President of Sales and Marketing form 1986 to January 1990. Mr. Rhodenbaugh joined Wells after nine years at Hobart Corporation as a field sales employee and national account manager. Mr. Rhodenbaugh is active in industry trade associations and, in 1997, served as president of the North American Association of Food Equipment Manufacturers (NAFEM). Mr. Rhodenbaugh has served as a director since May 1997.

         Mr. Malcolm I. Glazer, is a member and nominee to the Board of Directors. He has been a self-employed, private investor whose diversified portfolio consists of investments in television broadcasting, restaurants, health care, banking, real estate, sports franchises, stock, and corporate bonds for more than the past nine years. He has been President and Chief Executive Officer of the First Allied Corporation since 1984. He is Chairman of the Board of Directors of Zapata Corporation ("Zapata",) a manufacturer of marine protein products and food packaging services, and until 1997 a director of Envirodyne Industries, Inc. ("Envirodyne"), a packaging materials company. He is a director of Omega Protein Corporation ("Omega"), engaged in the production of marine protein products. Malcolm Glazer is the father of Kevin Glazer, who is a current director, and Avram Glazer, who is a current director. Mr. Glazer has served as a director since May 1994.

         Mr. MacLean, is a member and nominee to the Board of Directors. He is currently the President and Chief Executive Officer of MacLean-Fogg Company, a manufacturer of automotive parts and products for the power and telephone utilities businesses, and has served in those positions since 1972. Mr. MacLean also serves as a Director of Oce-U.S.A., Inc and L.R. Nelson Corp., a manufacturer of lawn and garden sprinklers. Mr. MacLean is a Director and a former Chairman of the Illinois Manufacturers Association, and is a trustee of Dartmouth College. Mr. MacLean has served as a director of the Company since March 1992.

         Mr. Avram A. Glazer, a member of the Board of Directors, has been employed by, and works on behalf of, Malcolm I. Glazer and a number of entities owned and controlled by Malcolm Glazer, for more than the past ten years, with his principal responsibilities including identifying, implementing, monitoring and disposing of Malcolm Glazer's investment interests, including serving as President and Chief Executive Officer of Zapata since March 1995. He is also a director of Zapata and until 1997 he was a director of Envirodyne. He is Chairman of the Board of Omega. Avram Glazer is the son of Malcolm Glazer and the brother of Kevin Glazer, both of whom are current directors. Mr. Glazer has served as a director since May 1994. His current term as a director expires in fiscal 2003.

         Dr. Hutchinson, a member of the Board of Directors, is Dean (Emeritus) of the Thayer School of Engineering at Dartmouth College. He was Dean of the Thayer School of Engineering at Dartmouth College from 1984 to 1994, and is currently the John H. Krehbiel, Sr. Professor for Emerging Technologies. Dr. Hutchinson holds a Ph.D. from Stanford University. Dr. Hutchinson has also been a Professor at the University of Massachusetts, has published extensively and has extensive consulting experience with both public and private entities. He is a member of the Board of Directors of Markem Corporation, Hypertherm, Inc. and Medical Systems Inc., Microchips, Inc. and Dilon Technologies. Dr. Hutchinson has served as a director of the Company since March 1992. His current term as a director expires in fiscal 2003.

         Mr. Kent, a member of the Board of Directors, is currently Chairman and Chief Executive Officer of Kentco Capital Corporation. He is also President of Parco Foods L.L.C. Mr. Kent was formerly Chairman/Chief Executive Officer and President of Orval Kent Food Company, Inc. Mr. Kent is a past Vice President and a member of the Board of Directors of the Salad Manufacturers Association. Mr. Kent has served as a director of the Company since March 1992. His current term as a director expires in fiscal 2003.

         Mr. Greenwood, a member of the Board of Directors, has served as Chairman of the Board since January 1985, and as Chief Executive Officer of the Company from that date until September 1988 and from November 16, 1993 to January 31, 1995. Before becoming Chairman he was employed by Taylor (one of the Company's divisions) for thirty years, most recently as President. Mr. Greenwood has served as a director since 1985. His current term as a director expires in fiscal 2002.

         Mr. Dotterweich, a member of the Board of Directors, has served as a member of the Board of Directors since May 1995. Mr. Dotterweich was Chief Executive Officer of the Company from December 1993 until May 1997 and served as President and Chief Operating Officer of the Company from December 1993 until September 1996. From 1989 to 1992, and since May 1997, Mr. Dotterweich has worked for the Company in a consulting capacity. Prior to that time, from 1985 until 1989, Mr. Dotterweich served as President and Chief Operating Officer of the Company. Mr. Dotterweich was a director of the Company from January 1985 to September 1988. From 1981 to 1985 Mr. Dotterweich was employed by Beatrice as President of its Commercial Equipment Division which included the food service equipment group. His current term as a director expires in fiscal 2002.

         Mr. Kevin E. Glazer, a member of the Board of Directors, has been employed by, and works on behalf of, Malcolm Glazer and a number of entities owned and controlled by Malcolm Glazer, for more than the past ten years, with his principal responsibilities including overseeing the operations of Malcolm Glazer's investment interests, including serving as a Vice President of First Allied Corporation since 1986. He also serves as a director of Savannah Bank N.A. Kevin Glazer is the son of Malcolm Glazer, who is a current director, and the brother of Avram Glazer, who is a current director. Mr. Glazer has served as a director since May 1994. His current term as a director expires in fiscal 2002.

2. APPROVAL OF THE SPECIALTY EQUIPMENT COMPANIES, INC. 2000 NON-EMPLOYEE DIRECTOR LONG-TERM INCENTIVE PLAN

The Proposed Plan

         On April 19, 2000, the Board of Directors unanimously approved the Specialty Equipment Companies, Inc. 2000 Non-Employee Director Long-Term Incentive Plan (the "2000 Director Plan"), subject to stockholder approval. The terms of the 2000 Director Plan are summarized below. Also, we have attached a copy of the 2000 Director Plan as Appendix A to this Proxy Statement. The summary of the 2000 Director Plan is qualified in its entirety by the text of the 2000 Director Plan.

         The Company adopted the 2000 Director Plan in order to promote the long-term growth and financial success of the Company by enabling it to attract and retain non-employee directors of outstanding ability and by enhancing the identity of interest between the Company's non-employee directors and its stockholders. The 2000 Director Plan was adopted by the Board of Directors on April 19, 2000, subject to approval by the Company's stockholders at the annual meeting scheduled for May 25, 2000.

Shares of Stock Reserved for Plan

         A total of 250,000 shares are reserved for issuance under the 2000 Director Plan. That number, the number of shares covered by any option, and the exercise price of options, will be adjusted to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation or similar event, of or by the Company.

The Director Options

         Pursuant to the 2000 Director Plan, on the day following the 2000 annual meeting and each subsequent annual meeting during the term of the plan, each non-employee director then serving or elected to serve on the Board of Directors (who immediately after the 2000 annual meeting are expected to be Messrs. Malcolm Glazer, Kevin Glazer, Avram Glazer, Hutchinson, Kent and MacLean) will be granted an option to purchase a number of shares determined under a formula. (Mr. Dotterweich is expected to be eligible to be granted an option beginning with the annual meeting in 2001). The formula is $32,000 divided by the per share present value of an option determined under the Black-Scholes option pricing model. The model is applied using the interest rate on 10-year Treasury bonds as of January 31 preceding the Grant Date as the risk-free rate, an expected option life of 7.5 years, volatility determined with quarterly observations over the three-fiscal-year period ending on the January 31 preceding the Grant Date, and, solely for purposes of determining the Black-Scholes value, using the average daily Fair Market Value of the Stock for the trading days in the fiscal quarter ending January 31 preceding the Grant Date as the Stock price. The formula result is then rounded up to the next 100 whole shares. The option exercise price is the fair market value (generally, the latest reported closing price) as of the date of grant.

         For the options to be granted on the day immediately following the 2000 annual meeting, the formula will result in grants of options covering 2,800 shares to each non-employee director. Depending on the values of the parameters for the Black-Scholes model, the number of shares could be greater or less in future years, but the present value of each annual grant under the Black-Scholes model will always be $32,000 per non-employee director (or slightly more due to rounding).

Outstanding Director Options

         No options have yet been granted under the 2000 Director Plan. In March 1993 the Board of Directors adopted for non-employee directors a "Specialty Equipment Companies, Inc. Non-Employee Director Long-Term Incentive Plan" (the "1993 Director Plan") which was approved by stockholders of the Company on May 6, 1993, and has since been amended from time to time. Under the 1993 Director Plan, options to purchase 175,241 shares of stock at a price of $1.00 per share were granted on the date of the 1993 annual meeting to each non-employee director then serving or elected to serve on the Board. No further grants of options or other awards could be made under the 1993 Director Plan. Options outstanding under the 1993 Director Plan neither affect nor are affected by any grants of options under the 2000 Director Plan. As of April 15, 2000, options for 876,205 shares under the 1993 Director Plan had already been exercised and no further options under the 1993 Director Plan remain outstanding.

Vesting of Director Options

         Options granted under the 2000 Director Plan vest and become exercisable as to 80% of the option upon the earlier of the date of the annual meeting in the fourth year after grant, or the fourth annual anniversary of the grant. The remaining 20% vests and becomes exercisable on the earlier of the date of the annual meeting in the fifth year after grant, or the fifth annual anniversary of the grant. However, if the service of a non-employee director terminates by reason of retirement (defined to be any termination at or after age 65), death or disability, the options exercisable after such event are determined under an alternate vesting schedule as if the option had become vested and exercisable over a five-year period from the date of grant in five annual installments, each vesting 20% of the options upon the earlier (in each year) of the date of the annual meeting or the annual anniversary of the grant date. Options that are vested and exercisable upon termination of service may be exercised for three months after termination of service (but not later than the term of the option), unless service terminated by retirement, death, or disability, in which case options that are vested and exercisable upon termination of service (including options that become vested on such termination of service under the alternate vesting schedule) may be exercised for three years after termination of service (but not later than the term of the option), or unless service terminated for cause, in which case all options are forfeited. In addition, all options will become vested and exercisable upon a change in control of the Company, as described below.

Term of the Option

         Director options expire upon the fifth anniversary of the vesting of such option or portion of such option.

Transferability of Director Options

         An option granted under the 2000 Director Plan is generally not assignable or transferable other than by will or the laws of descent and distribution and, during the grantee's lifetime, may only be exercised by the grantee. However, the 2000 Director Plan provides that a grantee may designate a beneficiary who may exercise his options after his death, or may transfer an option to an inter-vivos trust of which the grantor is both settlor and trustee. In addition, a grantee may make gifts of options to members of the grantee's immediate family (which means the grantee's spouse, children, grandchildren, stepchildren, parents, stepparents, grandparents, siblings, half siblings and the spouses of any of those people), any trust for the benefit of the grantee's immediate family or any partnership the partners of which are members of the grantee's immediate family.

Exercise of Director Options

         The exercise price for options under the 2000 Director Plan may be paid in cash or by the delivery of shares of Stock (valued at their fair market value on the date of exercise) which the optionholder had held for at least six months before the option exercise.

         As a condition for delivery of shares under a director option, the director must retain 20% of the shares of stock acquired by exercise of the option so long as he or she is a director, with an exception for gifts of stock to immediate family members, trusts or partnerships to whom the option could have been transferred, as described above.

Administration of the 2000 Director Plan

         The Board of Directors has authority to interpret and administer the 2000 Director Plan, to establish, amend and rescind rules carrying out the 2000 Director Plan, to construe option agreements and to make all other determinations and to take all actions that it deems necessary or desirable for administering the 2000 Director Plan. Nevertheless, the Board of Directors will not have authority to change criteria under the 2000 Director Plan for the determination of participants under the 2000 Director Plan or the amount, frequency or exercise price of the grant of any options under the Plan.

Change of Control

         All options will become vested and exercisable upon a change of control. For this purpose a "change in control" occurs if a person or group acquires beneficial ownership of voting securities representing 50% or more of the voting capital stock of the Company; if within any two-year period the individuals who were members of the Board of Directors at the beginning of such period (and certain of their authorized successors) fail to constitute at least a majority of the Board of Directors, if there is a merger, consolidation, transfer or lease of assets after in which pre-transaction stockholders of the Company will not own at least 50% of the total outstanding voting capital stock of the surviving or acquiring corporation in substantially the same proportions, or if there is the adoption of a plan, or occurrence, of liquidation or dissolution of the Company.

Termination of the 2000 Director Plan

         The 2000 Director Plan will terminate on April 19, 2010 or at such earlier time as the Board of Directors may determine. Termination of the 2000 Director Plan will not affect outstanding options.

Federal Income Tax Implications of the 2000 Director Plan

         An optionee realizes no taxable income upon the grant of an option under the 2000 Director Plan. Upon exercise, the optionee will realize ordinary taxable income at the time of exercise in an amount equal, in general, to the excess at that time of the fair market value of the shares acquired upon exercise over the exercise price. The Company is entitled to a corresponding deduction. However, withholding of tax is generally not required. Upon a subsequent sale or exchange of shares, the appreciation (or depreciation) after the date of exercise is capital gain (or loss) to the optionee, which will be short or long-term gain (or loss) depending on the holding period which has elapsed between option exercise and the sale of the stock. The Company is not entitled to a further tax deduction for such gain.

Approval Requirement

         Approval of the 2000 Director Plan will require the affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at the Annual Meeting. For these purposes, abstentions have the effect of votes against the 2000 Director Plan and broker non-votes will have no effect upon the outcome.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

         The Board of Directors believes that the adoption of the 2000 Director Plan will promote the interests of the Company and the stockholders and help the Company to retain its qualified outside directors. Accordingly, the Board of Directors has approved the adoption of the 2000 Director Plan and recommends that stockholders vote "FOR" the proposal to adopt the 2000 Director Plan. Proxies solicited by the Board of Directors will be voted "FOR" the adoption of the 2000 Director Plan unless stockholders specify otherwise.

                 DIRECTORS COMMITTEES, MEETINGS AND COMPENSATION

         The Board of Directors met four times in the Company's fiscal year ending January 31, 2000. Board Committees include an Audit Committee, which met one time during the last fiscal year, a Compensation Committee, which met one time during that year, a Restricted Stock Committee, which met one time during that year and a Stock Incentive Committee which met one time during that year. The Board does not have a standing Nominations Committee.

         All members of the Board of Directors attended at least 75% of the meetings of the Board and each of the meetings of the committees on which he served in the Company's fiscal year ending January 31, 2000 held during the period in which he was a director.

         Except as noted below, each director who is not an employee or consultant to the Company receives $28,000 annually, paid in quarterly installments in advance, plus expenses paid for each regular quarterly meeting attended. Each of the current directors, other than Mr. Greenwood, Mr. Rhodenbaugh, Mr. Dotterweich, Mr. Avram Glazer, Mr. Kevin Glazer, and Mr. Malcolm Glazer, received options pursuant to the 1993 Director Plan. However, Mr. Greenwood, Mr. Rhodenbaugh and Mr. Dotterweich received options pursuant to the Executive Long-Term Incentive Plan ("Employee Plan"). Mr. Greenwood, Mr. Dotterweich and Mr. Rhodenbaugh do not receive fees for their services as directors. Each director who is not an employee will receive options under the 2000 Director Plan, if approved by stockholders, as discussed above.

         The Audit Committee consists of Mr. MacLean, Mr. Kent and Mr. Hutchinson. This Committee considers matters relating to internal controls and compliance with accounting policies. It also recommends independent auditors to the Board of Directors and reviews the independence of such auditors, approves the scope of the annual audit activities of the independent auditors and reviews the audit fee payable to the independent auditors and the audit results.

         The Restricted Stock Committee consists of Mr. MacLean, Mr. Kent and Mr. Hutchinson. The Committee administers the Company's Restricted Stock Plan.

         The Compensation Committee consists of Mr. MacLean, Mr. Kent, Mr. Greenwood and Mr. Malcolm Glazer. The Compensation Committee reviews and makes recommendations to the Board of Directors on compensation of corporate officers and presidents of the Company's divisions.

         The Stock Incentive Committee consists of Mr. Hutchinson, Mr. Kent, Mr. MacLean and Mr. Avram Glazer. The Stock Incentive Committee administers the Company's Employee Plan.

THE 1993 NON-EMPLOYEE DIRECTOR OPTION PLAN

         Effective May 6, 1993, the Company adopted the 1993 Director Plan. Pursuant to the 1993 Director Plan, on May 6, 1993 each of the five non-employee directors then serving or elected to serve on the Board of Directors was granted an option to purchase 175,241 shares of Common Stock at a price of $1.00 per share; the aggregate grants under the 1993 Director Plan totaled 876,205 shares. Each of Messrs. Hutchinson, Kent and MacLean, as well as two former directors, received such options.

         The options granted under the 1993 Director Plan all vested and became exercisable on May 6, 1995, as on such date all of the conditions to vesting were satisfied. The exercise price for options granted under the 1993 Director Plan must be paid in cash. All options granted pursuant to the 1993 Director Plan expire on May 6, 2000. Options awarded pursuant to the 1993 Director Plan may not be transferred except in certain circumstances by will or by the laws of descent and distribution. Options under the 1993 Director Plan that are vested and exercisable at the date of a grantee's termination of service generally may be exercised for three months thereafter, except that such awards may be exercised for three years after death, disability and/or retirement.

         The following table sets forth the number of shares covered by options, all of which are exercisable, held by each non-employee director holding options pursuant to the 1993 Director Plan on January 31, 2000 and the aggregate gains that were realized upon their exercise during the fiscal year ended January 31, 2000 or would have been realized had those options been exercised on January 31, 2000. These calculations assume a market value for a share of Common Stock of $17.875, which was the closing price of the Common Stock on January 31, 2000, as quoted on the New York Stock Exchange.

                      AGGREGATED NON-EMPLOYEE DIRECTOR PLAN
       EXERCISES IN LAST FISCAL YEAR END AND FISCAL YEAR END OPTION VALUES

                                                                    Number of Securities       Value of Unexercised
                                                                   Underlying Unexercised              in-
                          Shares Acquired                                 Options                    the-Money
                            On Exercise       Value Realized             at FY-End               Options at FY-End
                            -----------       --------------             ---------               -----------------
Richard A. Kent                  -                   -                    175,241                   $2,957,192
Barry L. MacLean                 -                   -                     20,241                      341,567



                             EXECUTIVE COMPENSATION

         The following summary compensation table (the "Compensation Table") summarizes compensation information with respect to the four most highly compensated executive officers of the Company (collectively, the "Named Executives") in fiscal 2000 for services rendered during such fiscal year.

                               SUMMARY COMPENSATION TABLE


                                                                        Long-Term Compensation
                                                                        ----------------------
                                      Annual Compensation                Awards          Payout
                                      -------------------                ------          ------
                                                                Restricted
                                                                  Stock     Options/      LTIP        All Other
                                Fiscal     Salary      Bonus     Award(s)     SARS       Payout     Compensation
 Name and Principal Positions    Year      ($)(2)     ($)(2)       ($)         (#)        ($)          ($)(1)
 ----------------------------    ----      ------     -----       ----        ----       ----         -------

Daniel B. Greenwood              1998     200,000     128,300      N/A         N/A        N/A          36,413
(Chairman of the Board)          1999     200,000     175,400      N/A         N/A        N/A          38,364
                                 2000     200,000     140,888      N/A         N/A        N/A          35,094

Jeffrey P. Rhodenbaugh(3)        1998     337,500     314,525      N/A       50,000       N/A           3,140
(Chief Executive Officer,        1999     350,000     748,700      N/A         N/A        N/A           4,181
Chief Operating Officer and      2000     364,000     256,416      N/A         N/A        N/A           4,416
President, and Chief
Executive Officer, Taylor)

Donald K. McKay                  1998     203,000     184,224      N/A         N/A        N/A          18,333
(Executive Vice President,       1999     213,000     451,866      N/A         N/A        N/A          17,422
Chief Financial Officer,         2000     223,650     157,548      N/A         N/A        N/A          16,870
Treasurer and Secretary)

William W. Robertson             1998     250,000     300,000      N/A         N/A        N/A           4,413
(Chairman and Chief Executive    1999     260,000     277,333      N/A         N/A        N/A           3,497
Officer, Beverage-Air)           2000     260,000     183,659      N/A         N/A        N/A           4,042



1) Benefits include premiums paid by the Company with respect to term life insurance for the benefit of the beneficiaries of the Named Executives and the value of leased cars for the use of certain named Executives, and in the case of Mr. McKay, Mr. Greenwood and Mr. Rhodenbaugh, includes interest imputed on non-interest bearing loans from the Company for payment of taxes on Restricted Stock holdings. See "--Certain Transactions."

(2) Includes elected deferrals under the Specialty Equipment Companies Retirement Savings Plan.

(3) Effective May 1, 1997, Mr. Rhodenbaugh's annual salary was increased to $350,000 upon his appointment as Chief Executive Officer.

         Defined Benefit Plans

         The Company maintains the Specialty Equipment Companies Retirement Income Plan ("Retirement Plan") for certain of its salaried employees, including executive officers. The Company also maintains the Specialty Equipment Companies Supplemental Retirement Plan ("Supplemental Plan") for certain of its salaried employees, including executive officers, in order to provide benefits in an amount equal to the excess of the benefits that would be paid under the Retirement Plan were it not for the limitations on benefits imposed by the U.S. Internal Revenue Code ("IRC'). The benefits under the Supplemental Plan are provided by means of unfunded payments made by the Company to the individuals eligible for such payments, as described in the Supplemental Plan. Based on estimated Social Security benefit levels and on IRC and Retirement Plan applicable limitations in fiscal 2000, the table below reflects annual benefit payments in the form of a single life annuity at age 65 to participants in the Retirement Plan, as supplemented by the Supplemental Plan, at specified compensation levels (based on final average annual earnings -- that is, cash compensation in the five calendar years in which compensation was highest, during the last fifteen calendar years) and with specified lengths of service.


                                  YEARS OF CREDITED SERVICE AT RETIREMENT
        Final
       Average
        Annual
       Earnings       5            10            15            20           25           30           40
       --------     ---          -----         ----         -----        -----       ------        -----
        150,000      9,960        19,921       29,881       39,841       49,802       59,762          81,402
        200,000     13,710        27,421       41,131       54,841       68,552       82,262         111,402
        250,000     17,460        34,921       52,381       69,841       87,302      104,762         141,402
        300,000     21,210        42,421       63,631       84,841      106,052      127,262         171,402
        350,000     24,960        49,921       74,881       99,841      124,802      149,762         201,402
        400,000     28,710        57,421       86,131      114,841      143,552      172,262         231,402
        450,000     32,246        64,921       97,381      129,841      162,302      194,762         261,402
        500,000     36,210        72,421      108,631      144,841      181,052      217,262         291,402
        550,000     39,960        79,921      119,881      159,841      199,802      239,762         321,402
        600,000     43,710        87,421      131,131      174,841      218,552      262,262         351,402
        650,000     47,460        94,921      142,381      189,841      237,302      284,762         381,402
        700,000     51,210       102,421      153,631      204,841      256,052      307,262         411,402
        750,000     54,960       109,921      164,881      219,841      274,802      329,762         441,402
        800,000     58,710       117,421      176,131      234,841      293,552      352,262         471,402
        850,000     62,460       124,921      187,381      249,841      312,302      374,762         501,402



         For purposes of determining the collective pension benefits under the Retirement Plan and the Supplemental Plan, the years of credited service and final average annual earnings (as though the executive officer had retired at age 65 on January 31, 2000) for the Named Executives are as follows: Mr. McKay, 22 years and $482,349; Mr. Robertson, 24 years and $460,082; and Mr. Rhodenbaugh, 14 years and $592,022. Mr. Greenwood is not eligible to participate in either the Retirement Plan or the Supplemental Plan.

         Employee Option Plan

         Each of the Company's executive officers are eligible to be granted awards under the Employee Plan. The Employee Plan, as amended, permits the delivery of a maximum of 5,004,814 shares of the Company's Common Stock on account of the exercise of awards. Of this amount of shares of the Company's Common Stock, a maximum of 1,500,000 shares of the Company's Common Stock may be made subject to awards granted to any particular individual.

         The following table sets forth the number of shares covered by exercisable and unexercisable options held by the Named Executives on January 31, 2000 and the aggregate gains that would have been realized had those options been exercised on January 31, 2000, whether these options were exercisable or not, on January 31, 2000. These calculations assume a market value for a share of Common Stock of $17.875, which was the closing price of the Common Stock on January 31, 2000, as quoted on the New York Stock Exchange.


                                 Shares
                                Acquired                 Number of Shares Covered by
                                  Upon                           Options on                Value of Options as of
                                Exercise      Value           January 31, 2000              January 31, 2000 (1)
                                --------      -----           ----------------              --------------------
Daniel B. Greenwood (3)          150,000   $4,128,625        ---           ---         $      ---          ---
Jeffrey P. Rhodenbaugh (2)(4)    125,000    2,718,751      200,000         ---            2,050,000        ---
William E. Dotterweich (5)       128,000    2,654,500      100,000         ---              962,500        ---
Donald K. McKay                    ---         ---         200,000         ---            3,375,000        ---
William W. Robertson (6)         117,600    3,251,736        ---           ---                ---          ---



         (1) Option values are calculated based upon the difference between the closing market price of the Company's common stock as reported on the New York Stock Exchange on January 31, 2000 ($17.875) and the applicable exercise prices of the options.

         (2) All of the options granted to Mr. Rhodenbaugh vest two years after the date of grant. 225,000 options were granted on June 8, 1993 at an exercise price of $1.00, 50,000 options were granted on August 21, 1996 at an exercise price of $12.00 and 50,000 options were granted on May 1, 1997 at an exercise price of $12.50.

         (3) Of the 175,000 shares exercised by Mr. Greenwood, 50,000 shares were withheld for payment of withholding taxes and a total of 125,000 were issued.

         (4) Of the 125,000 shares exercised by Mr. Rhodenbaugh, 50,062 were withheld for payment of withholding taxes and exercise price and a total of 66,938 were issued.

         (5) Mr. Dotterweich is no longer an executive officer of the Company since May 1, 1997. However, he continues to serve as a director.

         (6) Of the 117,600 shares exercised by Mr. Robertson, 40,900 shares were withheld for payment of withholding taxes and a total of 76,700 were issued.

          Options awarded pursuant to the Employee Plan may not be transferred except in certain circumstances by will or by the laws of descent and distribution. Options under the Employee Plan that are vested and exercisable at the date of a grantee's termination of service generally may be exercised for three months thereafter, except that such awards may be exercised for three years after death, disability and/or retirement.

         There were no option awards granted to any of the named executives during fiscal 2000. Stock options exercisable into 449,000 shares of Common Stock were granted to all employees and non-employee directors of the Corporation as a group during the fiscal year ended January 31, 2000. The exercise price is the closing market price on the date of grant. Options vest and become exercisable commencing beginning on the fourth anniversary of the grant date, and expire in five years from the vesting date.

EMPLOYMENT AGREEMENTS

         The Company has entered into employment agreements with each of its executive officers, among others, whereby the Company agreed to retain each of them and each of them has agreed to remain in the employ of the Company for two years from December 19, 1993. Each of these Agreements were renewed for an additional two year term, effective December 19, 1995, and were amended so that they will automatically renew for additional two year terms unless either party delivers notice within 90 days prior to the end of the then applicable term. Since May 1, 1997 Mr. Dotterweich has served as a consultant to the Company. The Company and Mr. Dotterweich have agreed that he will continue to serve in such capacity for four years, until May 1, 2001. In connection with his consulting services the Company has agreed to pay Mr. Dotterweich $225,000, $175,000, $125,000 and $75,000 for each of the years ended April 30, 1998, 1999, 2000 and 2001, respectively. The parties are negotiating the terms of a formal consulting agreement and to date have not entered into any written agreement with respect to these consulting services.

         Under the terms of the employment agreement for the executive officers, each executive officer is to receive: a salary equal to his salary as of the date of his employment agreement, with any increases subject to the discretion of the Compensation Committee and the approval of the Board of Directors; a bonus determined by the Compensation Committee with the approval of the Board of Directors; participation in any employee stock option program, such as the Employee Plan, that may be adopted; participation in other incentive, savings and retirement plans, welfare benefit plans and fringe benefits, expense reimbursement and vacation policies applicable to Company executives; and indemnification for liabilities arising from his service whether arising before or during the term of his employment agreement.

         Also, each executive officer, upon (i) termination without cause, (ii) death, (iii) permanent disability or (iv) termination for good reason, will be entitled to: (a) continuation of monthly salary, health and life insurance in effect on the termination date for the "Continuation Term" (although the agreements do not provide for continuation payments if the employment of the executive is terminated at any time after the expiration date of such person's employment agreement); (b) such terminated executive officer's share of cash incentive bonus earned in the year of termination prorated based on the time employed during the year; and (c) the continuation of any unexercised options as specified in the Plan. The Continuation Term is six months, unless the termination which gives rise to the severance benefits occurs following a Change of Control (as defined therein), in which case the Continuation Term is 24 months. If a change of the ownership or effective control of a substantial portion of the assets of the Company results in any executive officer becoming subject to the 20% excise tax on excess parachute payments, the Company will reimburse such person for the amount of the excise tax due and all taxes on the reimbursement up to a maximum reimbursement limit of five times the excise tax.

CERTAIN TRANSACTIONS

         In connection with the taxes payable on Company issued shares of restricted stock, the Company has offered certain of its executives non-interest bearing loans. All shares of restricted stock were granted on April 1, 1992 and have become fully vested and are no longer restricted. As of April 1, 2000, there was no indebtedness owed to the Company by any of the named executives. During fiscal year 2000, the total income imputed from the forgiveness of interest indebtedness for Mr. Greenwood, Mr. Rhodenbaugh and Mr. McKay, $2,028, $838 and $3,266, respectively.

         In connection with the Company's Stock Repurchase Plan, the Company entered into a stock purchase agreement with Malcolm I. Glazer and the Malcolm
I. Glazer Family Limited Partnership (collectively, the "Malcolm Glazer Interests"). Pursuant to this agreement, the Malcolm Glazer Interests have participated in the Stock Repurchase Plan through an agreement to sell a pro rata portion of their shares at the average per share price paid to other selling stockholders. A special committee of the Board, consisting entirely of outside directors, approved this agreement. A total of 210,914 shares of Common Stock repurchased from the Malcolm Glazer Interests at an average price per share of $17.53 during fiscal 1998 and fiscal 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Greenwood, who is an executive officer, is a member of the Compensation Committee of the Board of Directors. The other members of the Compensation Committee during fiscal 2000 were Messrs. MacLean, Kent, and Malcolm Glazer.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

         Executive Officer Compensation

         The Company's compensation program for executive officers consists of three elements: a base salary, a bonus and stock options. The Committee believes that this approach best serves the interests of stockholders by ensuring that executive officers are compensated in a manner which provides incentives based upon both the short-term and long-term performance of the Company. Thus, compensation for the Company's executive officers involves a high proportion of pay which is at risk: the variable annual bonus and stock options (which directly relate a significant portion of the executive officer's long-term remuneration to stock price appreciation realized by the Company's stockholders). The Compensation Committee generally believes that stock options should be emphasized more than a bonus as a means to attract, retain and motivate executives.

         Base Salary. The Compensation Committee recommended, and the Board of Directors approved a base salary for Mr. Rhodenbaugh of $364,000 for fiscal 2000. Mr. Rhodenbaugh's 2000 Compensation was established taking into his account his overall qualifications and experience and market conditions for executives of his caliber for comparable companies. In addition, it takes into consideration, effective May 1, 1997 his added responsibilities as the Company's Chief Executive Officer upon his election to such position at that time. The salaries of the other executive officers of the Company were set based upon subjective factors such as the level of experience and competency and complexity of the duties performed by such executive officer, as well as objective criterion such as the performance of the Company, as compared to its business plan, including compliance by the Company with the financial covenants provided in the Company's loan agreements. In the case of Mr. Robertson, the division chairman of Beverage-Air, base salary is also affected by the performance of that division compared with its business plan. The Compensation Committee's discretion in setting the executive officers' base salaries, however, is limited by the terms of the employment agreements, described above.

         Stock Options. At the Annual Meeting of Stockholders in 1993, the Company's stockholders approved the Employee Plan. The Employee Plan was subsequently amended in 1995 and 1999. The 1999 amendment increased the number of option awards under the plan from 4,004,814 shares to 5,004,814 shares. The Employee Plan is designed to advance the interests of the Company by providing a means by which key employees of the Company and its subsidiaries can acquire and maintain stock ownership, thereby strengthening their commitment to the Company's success and their desire to remain employed by the Company and its subsidiaries. Allocations of options were based principally upon subjective factors, including, most significantly, an assessment of how significant the individual executive officer's performance was and would be to the future growth and performance of the Company. A total of 50,000 stock options were granted to Mr. Rhodenbaugh pursuant to the Employee Plan in the Company's fiscal year ended January 31, 1998. These grants were made to reflect his increased responsibilities as Chief Executive Officer and his increased importance to the Company's overall performance and achievement of its objectives. Stock option awards are not made by the compensation committee but rather are made by the stock incentive committee, which is comprised of three non-employee directors.

         Annual Bonus. The Compensation Committee also reviews and approves bonus compensation for the executive officers. Effective in Fiscal 2000 bonuses for executive officers are based on a percentage of their salaries and were derived from a formula based upon the Company's actual EVA (Economic Value Added), as compared to the Company's targeted EVA. In the case of executive officers who perform functions primarily at only one of the Company's divisions, a portion of their bonuses are based upon the EVA of the division compared to targeted EVA and a portion is based upon the Company's EVA as compared to the Company's targeted EVA.

         Each of the named executives has a target bonus level of 60% of base salary. Under the EVA Plan, bonuses are awarded to each named executive based on the improvement in EVA. The target EVA is set annually for each business unit and for the Company as a whole based on the average of the prior fiscal year's target and actual EVA plus an expected improvement in EVA for the current fiscal year. If the annual improvement in EVA is in excess of the targeted improvement, the bonus calculation will result in an amount in excess of the participant's target bonus. If the annual improvement in EVA is less than the targeted improvement, the bonus calculation will produce an amount less than the individual's target bonus. Bonuses payable under the EVA Plan are not subject to any minimum or maximum. In fiscal year 2000, the performance of the Company and its business units resulted in Plan compensation ranging from 105% to 143% of their targets.

         In order to encourage a long-term commitment by executive officers and other key employees to the Company and its stockholders, the EVA Plan requires that two thirds of any bonus earned in a given year in excess of the target bonus be deferred in a "bonus bank" for possible future payment by the Company. One-third of the bonus bank balance is paid out each year. Consequently, the total bonus payable in any given period consists of the individual's target bonus, plus or minus a portion of the bonus bank balance. The bonus bank is considered at risk in the sense that in any year EVA performance results in a bonus amount which is negative, the negative bonus amount is subtracted from the bank balance. In the event that the outstanding bonus bank balance at the beginning of the year is negative, the bonus paid for that year is limited to the aggregate of thirty-three percent of the positive bonus bank balance after applying the remaining portion of the bonus earned for the year against the negative balance in the bonus bank. The executive is not expected to repay negative balances in the bonus. In the event that an executive voluntarily terminates employment with the Company, the bonus bank balance is subject to forfeiture.

         Compliance with Internal Revenue Code Section 162(m)

         Section 162(m) of the IRC generally disallows a tax deduction to public companies for compensation exceeding $1 million paid to the corporation's Chief Executive Officer or four other most highly compensated executive officers. The Compensation Committee has reviewed the possible effect on the Company of
Section 162(m), and it does not believe that such section currently effects the Company given its current compensation structure. To the extent that it is possible that the compensation to any of the Company's executive officers could exceed $1 million the Compensation Committee intends to further review and consider the effect on the Company of Section 162 (m). Furthermore, the Employee Plan was amended so as to make it possible to satisfy the conditions for an exemption from Section 162(m)'s deduction limit. However, other characteristics of a grant affect whether or not a deduction is actually available in a given case.

                     Members of the Compensation Committee:
                              Daniel B. Greenwood
                                Barry L. MacLean
                                Richard A. Kent
                               Malcolm I. Glazer

PERFORMANCE INFORMATION

         The following graph compares on a cumulative basis changes since January 31, 1995 in (a) the total stockholder return on the Company's Common Stock, (b) the total return of companies in the Russell 2000 Index, and (c) the total return of companies in the Value Line Machinery Index. The total return information presented in the graph assumes the reinvestment of dividends. The graph assumes $100 was invested on January 31, 1995 in the Company's Common Stock, the Russell 2000 Index and the Value Line Machinery Index.

                      COMPARISON OF CUMULATIVE TOTAL RETURN

                                  [LINE GRAPH]

                                         1/31/95      1/31/96       1/31/97      1/31/98      1/31/99       1/31/00
                                         -------      -------       -------      -------      -------       -------
Specialty Equipment Companies, Inc.      100.00        108.54       131.71       165.85        273.78       174.39
Russell 2000 Index                       100.00        129.94       154.49       182.16        183.60       213.48
Value Line Machinery Index               100.00        131.90       173.34       244.53        211.43       272.11

         The Company is included in the Russell 2000 Index (an index of small capitalization companies) but is not part of the Value Line Machinery Index. The Value Line Machinery Index includes a group of 124 companies, some of which are direct competitors of the Company, with primary businesses that involve the manufacture of a variety of machinery and equipment.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The firm of KPMG LLP served as the Company's independent certified public accountants for the fiscal year ended January 31, 2000. A representative of that firm is expected to be present at the Company's 2000 Annual Meeting of Stockholders with the opportunity to make a statement, if so desired, and to be available to respond to appropriate questions.

3.  OTHER MATTERS

         It is not presently expected that any matters other than the election of Directors will be brought before the meeting. If, however, other matters do come before the meeting, it is the intention of the persons named as representatives in the accompanying proxy to vote in accordance with their best judgment on such matters.

                                            By order of the Board of Directors,


                                            /s/ DONALD K. MC KAY
                                            -----------------------------------
                                            Donald K. McKay, Secretary
Aurora, Illinois
April 24, 2000

                                                                      APPENDIX A
                       SPECIALTY EQUIPMENT COMPANIES, INC.

              2000 NON-EMPLOYEE DIRECTORS LONG-TERM INCENTIVE PLAN
--------------------------------------------------------------------------------

         The Plan. The Specialty Equipment Companies, Inc. 2000 Non-Employee Directors Long-Term Incentive Plan (the "Plan") is hereby established by the Company effective April 19, 2000, subject to its approval by the stockholders of the Company.

1. Purpose. The Plan is intended to promote the long-term growth and financial success of the Company by enabling the Company to attract and retain non-employee directors of outstanding ability and by enhancing the identity of interest between the Company's non-employee directors and its stockholders.

2. Definitions. As used in the Plan, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions, and the terms set forth below shall have the following meanings (equally applicable to both the singular and plural forms of the terms defined):

         (a) "Award Agreement" means the written agreement by which an Option is evidenced.

         (b) "Black-Scholes Value" means the per share fair value of an Option, determined using the Black-Scholes option pricing model applying (i) the interest rate on 10-year Treasury bonds as of January 31 preceding the Grant Date as the risk-free rate, (ii) an expected Option life of 7.5 years, (iii) volatility determined with quarterly observations over the three-fiscal-year period ending on the January 31 preceding the Grant Date, and (iv) the average daily Fair Market Value of the Stock for the trading days in the fiscal quarter ending January 31 preceding the Grant Date as the Stock price.

         (c) "Board" means the board of directors of the Company.

         (d) "Cause" means a Grantee's habitual neglect of the Grantee's duties (other than on account of Disability), habitual reckless conduct or willful misconduct in carrying out his duties, breach of fiduciary duty to the Company involving improper personal profits by the Grantee, or conviction of a felony involving moral turpitude, except that Cause shall not mean:
                  (i) any act or omission believed by the Grantee in good faith to have been in or not opposed to the interest of the Company;
                  (ii) any act or omission with respect to which a determination could properly have been made by the Board that the Grantee met the applicable standard of conduct under which indemnification or reimbursement is permitted under the by-laws of the Company, or the laws and regulations under which the Company is governed, in each case in effect at the time of such act or omission; or
                  (iii) any act or omission with respect to which notice of Termination of Service of the Grantee is given more than 12 months after the earliest date on which any member of the Board who is not a party to the act or omission, knew of such act or omission.

         (e) "Company" means Specialty Equipment Companies, Inc., a Delaware corporation.

         (f) "Disability" means a mental or physical condition which renders a Grantee unable or incompetent to carry out the duties of a director of the Company, and which is expected to be permanent or for an indefinite duration.

         (g) "Effective Date" means April 19, 2000.

         (h) "Fair Market Value" of any security of the Company or any other issuer means, as of any applicable date:

                  (i) if the security is listed for trading on the New York Stock Exchange, the closing price, regular way, of the security as reported on the New York Stock Exchange Composite Tape, on the immediately preceding day, or if no such reported sale of the security shall have been reported for such date, on the next preceding date on which such a sale was reported, or
                  (ii) if the security is not so listed, but is listed on another national securities exchange or authorized for quotation on the Nasdaq National Market, the closing price, regular way, of the security on such exchange or the Nasdaq National Market, as the case may be, on the immediately preceding day, or if no such reported sale of the security shall have been reported for such date, on the next preceding date on which such a sale was reported, or
                  (iii) if the security is not listed for trading on a national securities exchange or authorized for quotation on the Nasdaq National Market, the average of the closing bid and asked prices as reported by the Nasdaq SmallCap Market on the immediately preceding day, or, if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported, or
                  (iv) if the security is not listed for trading on a national securities exchange and is not authorized for quotation on the Nasdaq National Market or the Nasdaq SmallCap Market, the fair market value of the security as determined in good faith by a qualified, independent appraiser selected by the Board.

         (i) "Grant Date" means the date of grant of an Option determined in accordance with Section 6(a).

         (j) "Grantee" means an individual who has been granted an Option.

         (k) "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and regulations and rulings thereunder. References to a particular section of the Internal Revenue Code shall include references to successor provisions.

         (l) "1934 Act" means the Securities Exchange Act of 1934, as amended.

         (m) "Option" means an option to purchase Stock of the Company granted under the Plan.

         (n) "Option Price" means the per share purchase price of Stock subject to an Option determined in accordance with Section 6(a).

         (o) "Permissible Transferee" means any member of the Immediate Family of the Grantee to whom such Option was granted, any trust for the benefit of Grantee and/or members of the Grantee's Immediate Family ("Family Trusts"), or any partnership whose partners are the Grantee and/or members of a Grantee's Immediate Family or Family Trusts. For purposes of this definition, "Immediate Family" includes the Grantee's spouse, children, grandchildren, great grandchildren, stepchildren, parents, stepparents, grandparents, siblings, and half siblings and the spouses of such individuals.

         (p) "Plan" has the meaning set forth in the introductory paragraph.

         (q) "Retirement" means a Termination of Service occurring on or after an individual attains age 65.

         (r) "Stock" means common stock of the Company, par value $.01 per share.

         (s) "Subsidiary" means a corporation as defined in Section 424(f) of the Internal Revenue Code, with the Company being treated as the employer corporation for purposes of this definition.

         (t) "Termination of Service" occurs the first whole day on which an individual is for any reason no longer serving as a director of the Company.

3. Scope of the Plan.

         (a) Number of Shares Available Under the Plan. An aggregate of 250,000 shares of Stock is hereby authorized for issuance and is reserved for delivery on account of the exercise of Options granted under the Plan.

         (b) Treasury Stock. The Board shall have the authority to cause the Company to purchase from time to time shares of Stock to be held as treasury shares and used for or in connection with Options.

4.       Administration.

         (a) Rules; Interpretation; Determination. Subject to the provisions of the Plan, the Board shall have full authority to interpret and administer the Plan, to establish, amend and rescind rules for carrying out the Plan, to construe Award Agreements and to make all other determinations and to take all other actions that it deems necessary or desirable for administering the Plan; provided, however, that no such interpretation, rule or determination shall change the criteria for determining Participants in the Plan as provided in
Section 5, or the amount, frequency or exercise price of any Option that may be granted under the Plan. Each determination, interpretation or other action made or taken by the Board shall be final and binding for all purposes and upon all persons. The Board may delegate any or all of its powers and functions under the Plan (other than the power to amend the Plan pursuant to Section 19) to a committee of the Board.

         (b) Agents; Expenses. The Board may appoint agents (who may be employees of the Company) to assist in the administration of the Plan, and may authorize such persons to execute agreements or other documents on its behalf. The Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. All expenses incurred in the administration of the Plan, including for the engagement of any counsel, consultant or agent, shall be paid by the Company.

         (c) No Liability. No director or former director or any agent designated pursuant to Section 4(b) shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

5. Eligibility. Only directors of the Company who are not employees of the Company or any Subsidiary on the date of the grant of an Option ("Eligible Directors") shall participate in the Plan.

6.       Options.

         (a) Grant of Options. Each Eligible Director is hereby granted, on the day (the "Grant Date") following the date of each regular annual meeting of stockholders of the Company ("Annual Meeting") beginning with the Annual Meeting in the year 2000, an Option to purchase (i) a number of shares of Stock determined by dividing $32,000 by the per share Black-Scholes Value for the Grant Date, rounded up to the next 100 Shares, (ii) at an Option Price per share equal to the Fair Market Value of a share of Stock on the Grant Date.

         (b) Vesting. Except as provided by the following sentence or pursuant to Section 18, eighty percent (80%) of each Option shall vest and become exercisable on the earlier of the date of the Annual Meeting in the fourth year after the Grant Date or the fourth annual anniversary of the Grant Date; and the remaining twenty percent (20%) shall vest and become exercisable on the earlier of the date of the Annual Meeting in the fifth year after the Grant Date, or the fifth annual anniversary of the Grant Date. However, if a Grantee incurs a Termination of Service by reason of death, Disability or Retirement, each of the Grantee's Options shall become vested and exercisable upon such Termination of Service to the extent it would have been vested and exercisable upon the date of such Termination of Service if it had been granted with vesting and exercisability to occur over a five-year period in five annual installments at the rate of 20% each year on the earlier (in each year) of the dates of the Annual Meetings in the first through fifth years after the Grant Date or the first through fifth annual anniversaries of the Grant Date (the "Alternate Vesting Schedule").

         (c) Expiration. A Grantee may exercise all or any portion of an Option at any time on or after the date on which the Option (or portion thereof) vests. However, each Option (or portion thereof) shall expire and may not be exercised after the fifth anniversary of the date the Option (or portion thereof) became vested and exercisable (the "Expiration Date").

7.       Non-transferability of Options.

         (a) Each Option granted hereunder shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee's lifetime, only by the Grantee; except that a Grantee by written instrument delivered to the Company during the Grantee's lifetime may designate a beneficiary to exercise the Grantee's Options after the Grantee's death (and may change such designation of beneficiary from time to time in like manner without the consent of any beneficiary), and may transfer an Option for no consideration or pursuant to a domestic relations order to any Permissible Transferee or to a revocable inter vivos trust as to which the Grantee is both the settlor and the trustee. The written instrument to be used in connection with any such beneficiary designation or transfer shall be subject to prior approval by the Board.

         (b) The Permissible Transferee shall remain subject to all of the terms and conditions applicable to such Option prior to such transfer including the Grantee's obligation for taxes, to retain shares of Stock, and for compliance with legal and regulatory requirements; and except as otherwise expressly provided in the Plan a Permissible Transferee shall have all the rights and obligations of the Grantee hereunder and the Grantee shall not retain any rights with respect to the transferred Option; provided, however, that the payment of any tax attributable to the exercise of an Option shall remain the obligation of the Grantee and the period during which an Option shall remain exercisable under
Section 11 shall depend upon the time and circumstances of the Grantee's Termination of Service.

8.       Exercise of Options.

         (a) Exercise. Each Grantee may exercise all or any portion of the vested portion of an Option by delivering to the Company written notice of intent to purchase a specific number of the shares of Stock covered by the Option together with payment in full therefor at the Option Price. Such notice and payment shall be delivered to the Office of the Secretary at the principal executive offices of the Company. Exercise shall become effective as of the date on which payment in full for the Shares being purchased is actually received by the Office of the Secretary, provided, however, that no payment shall be accepted which is received in the office of the Company's Secretary after the Expiration Date.

         (b) Payment. Payment shall be made, at the election of the Grantee, in either of the following forms (or any combination thereof): (1) cash, certified check, cashiers check or wire transfer made payable to "Specialty Equipment Companies, Inc." or (2) shares of Stock, held by the Grantee for at least six months prior to the date of exercise, valued at its Fair Market Value on the date of exercise, or if the date of exercise is not a business day, the next succeeding day. If shares of Stock held by the Grantee are used to pay the Option Price for Stock, then if requested by the Secretary or an Assistant Secretary of the Company, the Grantee shall deliver to the Secretary or Assistant Secretary the Agreement evidencing the Option and the Grantee's certificate that such Stock has been held by the Grantee for at least six months and such certificate shall identify the number of shares of Stock and the Stock Certificate or other document or notation which evidences such Stock ownership. The number of shares of such Stock being so used and the number of shares purchased upon exercise may be evidenced by a notation on the Agreement and the Agreement shall be returned to the Grantee. No fractional shares of Stock (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of shares of Stock that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

         (c) Compliance with Laws. The Company shall not be obligated to deliver any certificates for the shares purchased if, in the opinion of legal counsel to the Company, the issuance and delivery of such shares would constitute a violation by the Grantee or the Company of any applicable law or regulation of any governmental authority, including, without limitation, federal and state securities laws, or the regulations of any stock exchanges on which the Company's securities may then be listed.

9. Mandatory Withholding Taxes. The Company shall require as a condition of delivery of any shares of Stock that the Grantee remit an amount sufficient to satisfy all federal, state, and local withholding tax requirements related thereto, if any.

10. Retention of Shares. As a condition of delivery of any shares of Stock under this Plan the Grantee agrees that so long as the Grantee is a member of the Board the Grantee shall retain ownership of at least twenty percent (20%) of the shares of Stock acquired by exercise of an Option hereunder, provided, however, that the Grantee may transfer any of such shares of Stock for no consideration or pursuant to a domestic relations order to any Permissible Transferee or to a revocable inter vivos trust as to which the Grantee is both the settlor and the trustee, and such shares of Stock shall be treated as retained by the Grantee for purposes of this Section 10.

11. Termination of Service. If a Grantee has a Termination of Service, then the unexercised portion of an Option, to the extent exercisable on the date of the Grantee's Termination of Service may be exercised, in whole or in part, at any time within three months following such Termination of Service but not later than the Expiration Date, if earlier, provided, however, that (i) if the Termination of Service is caused by the death, Disability or Retirement of the Grantee, then the unexercised portion of an Option to the extent vested and exercisable on the date of Termination of Service (after applying the Alternate Vesting Schedule) may be exercised, in whole or in part, at any time within three years after the Termination of Service, but not later than the Expiration Date, if earlier, by the Grantee (or Permissible Transferee or other person to whom an Option may have been transferred in accordance with Section 7(a)); and
(ii) if the Grantee's Termination of Service is for Cause, all unexercised Options awarded to such Grantee shall immediately be forfeited.

12. Securities Law Matters. If necessary to comply with the Securities Act of 1933 and any applicable state securities law, the Company shall require a written investment intent representation by the Grantee and shall require that a restrictive legend be affixed to certificates for shares of Stock.

13. No Funding Required. Benefits payable under the Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of, benefits under the Plan.

14. No Service Rights. Neither the establishment of the Plan, nor the granting of any Option shall be construed to (a) give any Grantee the right to remain in the service of the Company or to any benefits not specifically provided by the Plan or (b) in any manner modify the right of the Company to remove or to not re-elect any Grantee in accordance with applicable law.

15. Rights as a Stockholder. A Grantee shall not, by reason of any Option, have any right as a stockholder of the Company with respect to the shares of Stock which may be deliverable upon exercise or payment of such Option until such shares have been delivered to him.

16. Nature of Payments. Any and all grants of Options or deliveries of shares of Stock hereunder shall constitute special incentive payments to the Grantee and shall not be taken into account in computing the amount of compensation of the Grantee for the purposes of determining any pension, retirement, death or other benefits under (a) any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or any of its Subsidiaries or (b) any agreement between the Company or any Subsidiary, on the one hand, and the Grantee, on the other hand, except as such plan or agreement shall otherwise expressly provide.

17. Adjustments. In order to prevent dilution or enlargement of the benefits intended to be awarded under the Plan,

       a. the aggregate numbers of shares of Stock available under Section 3(a),

       b. the number of shares of Stock covered by an Option, and

         c. the Option Price,

shall be adjusted to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation or similar event, of or by the Company.

18. Change of Control. In the event of a Change in Control, all Options granted under the Plan shall immediately vest and become exercisable. For this purpose a "Change in Control" shall mean, and be deemed to have occurred if and when:

        (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the 1934 Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the 1934 Act, except that a person shall be deemed to have beneficial ownership of all shares voting capital stock that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of all classes of voting capital stock of the Company; or

        (b) during a period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new members of the Board whose election to the Board, or whose nomination for election by the holders of capital stock of the Company, was approved by a vote of 66-2/3% of the members of the Board then still in office who were either members of the Board at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board then in office; or

         (c) the Company consolidates with or merges with or into any person or conveys, transfers or leases all or substantially all of its assets to any person, or any corporation or partnership consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding voting capital stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the persons who were the beneficial owners of the voting capital stock of the Company immediately before the transaction directly or indirectly own, immediately after the transaction, in substantially the same proportions, at least 50% of the then-outstanding voting capital stock of the surviving, resulting or acquiring corporation or partnership, or

         (d) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

19. Amendment of the Plan. The Board may from time to time in its discretion amend or modify the Plan without the approval of the stockholders of the Company, except as such stockholder approval may be required (a) to permit transactions pursuant to the Plan to be exempt from potential liability under
Section 16(b) of the 1934 Act or (b) under the listing requirements of any securities exchange on which are listed any of the Company's equity securities.

20. Termination of the Plan. The Plan shall terminate on the tenth (10th) anniversary of the Effective Date or at such earlier time as the Board may determine. Any termination, whether in whole or in part, shall not affect (i) any Option then outstanding under the Plan, (ii) the obligation to retain shares of Stock under Section 10, or (iii) adjustments to Options in accordance with
Section 17.

21. No Illegal Transactions. The Plan and all Options granted pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereto; and notwithstanding any provision of the Plan or any Option, Grantees shall not be entitled to exercise Options or receive the benefits thereof and the Company shall not be obligated to deliver any Stock or pay any benefits to a Grantee if such exercise, delivery, receipt or payment of benefits would constitute a violation by the Grantee or the Company of any provision of any such law or regulation.

22. Controlling Law. The law of the State of Delaware except its law with respect to choice of law, shall be controlling in all matters relating to the Plan.

23. Severability. If all or any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of the Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

PROXY                                                                      PROXY
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                      SPECIALTY EQUIPMENT COMPANIES, INC.
                      1245 Corporate Boulevard, Suite 401
                             Aurora, Illinois 60504

              FOR THE ANNUAL MEETING OF STOCKHOLDERS, MAY 25, 2000

The undersigned stockholder hereby appoints DANIEL B. GREENWOOD, DONALD K. MCKAY and DOUGLAS C. JOHNSON, or any of them, with full power of substitution (the action of one, if only one be present and acting to be in any event controlling), the proxies of the undersigned at the Annual Meeting of Stockholders of Specialty Equipment Companies, Inc. (the "Company") to be held at Specialty Equipment Companies, Inc. 1245 Corporate Blvd., Suite 401, Aurora, Illinois 60504 on Thursday, May 25, 2000 at 10:00 a.m., Chicago time and at any and all adjournments or postponements thereof, and to vote all shares which the undersigned would be entitled to vote thereat as designated below, with all powers which the undersigned would possess if personally present.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.


                                                                                    (Comments/Change of Address)
                                                                                    ------------------------------------
                                                                                    ------------------------------------
                                                                                    ------------------------------------
                                                                                    (If you have written in the above
                                                                                    space, please mark the corresponding
                                                                                    box on the reverse side)


 ................................................................................

                              FOLD AND DETACH HERE

                      SPECIALTY EQUIPMENT COMPANIES, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /

                                                         FOR   WITHHELD  FOR ALL
                                                         ALL      ALL    EXCEPT:

    1. Election of Directors --                         / /      / /     / /
     Director Nominees:
      Malcolm I. Glazer
      Jeffrey P. Rhodenbaugh
      Barry L. MacLean



                                                 FOR    AGAINST  ABSTAIN
     2. Approval of the Company's 2000           / /      / /     / /
     Non-Employee
      Director Long-term Incentive Plan.
     3. In their discretion, the proxies are
     authorized to vote upon such other
        business as may properly come before
        the meeting.

--------------------------------------------
Nominee exception (INSTRUCTION: To withhold authority to vote for any individual nominee or nominees, write the name(s) of the nominee(s) on the line provided above.)

                                       Comments/
                                         Change
                                           of
                                      Address / / Dated:                  , 2000
                                                        ------------------

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature if held jointly

                                                  NOTE: Please sign exactly as
                                                  name appears at left. When
                                                  shares are held by joint
                                                  tenants, both should sign.
                                                  When signing as attorney,
                                                  executor, administrator,
                                                  trustee or guardian, please
                                                  give full title as such. If a
                                                  corporation, please sign in
                                                  full corporate name by
                                                  president or other authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.



 ................................................................................
                              FOLD AND DETACH HERE

    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.